Exhibit 99.1

ROSETTA STONE INC.

Guidance Full Year 2013

Reconciliation of Adjusted Net Income to Adjusted EBITDA

(in millions)

(unaudited)

	Guidance Full Year 2013
	Low	High

Adjusted net income/(loss) (1)	$(1)	$1
Interest (income)/expense, net	0	0
Income tax expense (benefit) (3)	0	0
Depreciation and amortization	8	8
Stock-based compensation	9	9
Other EBITDA Adjustments	0	0

Adjusted EBITDA (2)	$16	$18

(1) Adjusted net income/(loss) excludes the impact of items related to the litigation with Google, Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions.

(2) Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions.

(3) For adjusted net income (loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances.